EXHIBIT 23.2

                        Consent of KPMG Peat Marwick LLP

                                                                    Exhibit 23.2

                          Independent Auditors' Consent

The Board of Directors of
The CIT Group Holdings, Inc.

We consent to the use of our report dated January 18, 1996, relating to the consolidated balance sheets of The CIT Group Holdings, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, incorporated by reference in this Registration Statement on Form S-3 of The CIT Group Securitization Corporation III and The CIT Group Holdings, Inc., which report appears in the December 31, 1995 Annual Report on Form 10-K of The CIT Group Holdings, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.

Our report on the consolidated financial statements refers to a change in the method of accounting for postretirement benefits other than pensions in 1993.

                                                     /s/ KPMG Peat Marwick LLP

Short Hills, New Jersey
February 21, 1997